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                                                                    EXHIBIT 23

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference into Registrant's registration statements on Form S-4 (File Nos. 333-51509, 333-51923,
333-60287, and 333-60289) of our report dated February 25, 1998, on our audit of the consolidated balance sheets of Progressive Bancshares, Inc.
as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended.



Crowe Chizek & Co., LLP (formerly Eskew & Gresham PSC)
Lexington, Kentucky
August 5, 1998